Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 033-84590) pertaining to The Finish Line, Inc. Non-Employee Director Stock Option Plan,

(2)	Registration Statements (Form S-8 Nos. 333-100427 and 333-126881) pertaining to the 2002 Stock Incentive Plan of The Finish Line, Inc.

(3)	Registration Statement (Form S-8 No. 333-118069) pertaining to The Finish Line, Inc. Employee Stock Purchase Plan,

(4)	Registration Statements (Form S-8 Nos. 333-160751 and 333-212858) pertaining to The Finish Line, Inc. 2009 Incentive Plan, as Amended and Restated,

(5)	Registration Statement (Form S-3 No. 333-150091) of The Finish Line, Inc., and

(6)	Registration Statement (Form S-3 No. 333-182628) of The Finish Line, Inc.

of our reports dated April 25, 2017, with respect to the consolidated financial statements of The Finish Line, Inc., and the effectiveness of internal control over financial reporting of The Finish Line, Inc. included in this Annual Report (Form 10-K) of The Finish Line, Inc. for the year ended February 25, 2017.

/s/ Ernst & Young LLP

Indianapolis, Indiana
April 25, 2017